UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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GENZYME CORPORATION
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June 2, 2010

Dear Fellow Shareholder:

Genzyme has a strong long-term record of performance on behalf of shareholders and a unique mission serving the best interests of patients.  In 2009, however, the company encountered manufacturing setbacks at its Allston Landing facility that prompted a series of actions by your Board and management team.  At the same time, the Board and management already had underway initiatives aimed at driving the next phase of Genzyme’s growth.  In both areas, changes were put in motion long before Carl Icahn’s investment was known.

We are now beginning to see the positive results of all of these actions:

•                  We obtained FDA approval for the marketing of LumizymeTM (alglucosidase alfa), the first treatment approved in the United States specifically to treat patients with late-onset Pompe disease.  Lumizyme is yet another treatment in Genzyme’s pipeline which we believe will deliver substantial value to our shareholders.

•                  We finalized our consent decree with the FDA.  We believe your Board’s prompt attention to the 2009 challenges at the Allston Landing facility — including recruiting best-in-class senior leaders in manufacturing and quality, and quickly engaging Quantic, a leading quality control/compliance consulting firm — expedited this critical process.

•                  We have commenced a review of strategic alternatives for our non-core businesses in Genetic testing, Diagnostic products and Pharmaceutical intermediates, and announced our intention to repurchase $2 billion of our shares over the next year.

We expect this positive momentum to continue, largely due to ongoing changes at the Board level and throughout the company:

•                  We appointed two new independent directors to the Board, including a representative from Relational Investors, Ralph Whitworth, an activist with a record of constructive engagement on behalf of all shareholders.  With recommendations from Relational, a search is also well underway for a third new independent director — one with deep manufacturing expertise.

•                  We recruited two world-class leaders for our manufacturing and quality control and replaced site management at Allston.  We also created the position of Chief Operating Officer and appointed David Meeker to that role, facilitating enhanced control over all commercial operations including enterprise wide cost reduction.

You should be aware that not only has Mr. Icahn failed to acknowledge that positive change is already underway and delivering results at Genzyme, but we do not believe he has proposed a single constructive idea to address the challenges we faced at Allston.  Additionally, he offers nominees who are seriously and fundamentally conflicted and have no expertise in manufacturing.

In contrast, Genzyme’s Board and management have addressed our challenges swiftly and decisively, and made the changes necessary to put the company back on track and take advantage of the substantial opportunities available to Genzyme and its shareholders.  We believe the recently finalized consent decree, along with the FDA approval of Lumizyme, provide a constructive framework for our relationship with the FDA.  We believe your Board is well equipped to continue the momentum now underway and to deliver enhanced value for shareholders.  For all these reasons, we urge you to vote FOR the Genzyme nominees on the enclosed WHITE proxy card today.

Sincerely,

Henri Termeer

Chairman and Chief Executive Officer

TIME IS SHORT!

The Important Annual Meeting is Only Two Weeks Away—

Please Vote TODAY to Make Sure Your Shares are Represented.

If you have questions about how to vote your shares on the WHITE proxy card, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free:  (888) 750-5835

Banks and Brokers Call Collect:  (212) 750-5833

IMPORTANT

We urge you NOT to sign any Gold proxy card sent to you by the Icahn Entities. If you have already done so, you have every legal right to change your vote by using the enclosed WHITE proxy card to vote TODAY—by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided

Important Information

On April 26, 2010, Genzyme filed a definitive proxy statement with the SEC in connection with the company’s 2010 annual meeting of shareholders. Genzyme shareholders are strongly advised to read carefully the company’s definitive proxy statement and other proxy materials before making any voting or investment decision because the definitive proxy statement and other proxy materials contain important information, including information about participants in the company’s solicitation of proxies. The company’s definitive proxy statement and any other reports filed by the company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov or from Genzyme at www.genzyme.com. Copies of the company’s definitive proxy statement and other proxy materials are available for free by writing to Genzyme Corporation, 500 Kendall Street, Cambridge, MA 02142. In addition, copies of the proxy materials may be requested from our proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, toll free at: (888) 750-5835.

This letter contains forwarding-looking statements regarding Genzyme’s financial outlook and business plans including, without limitation, statements regarding: its expectations for delivering value to shareholders and plans to implement a stock repurchase program and the timing thereof.  These statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among others that: Genzyme is not able to repurchase any or all of the $2 billion worth of Genzyme stock in the time frame indicated or at all because of inability to secure debt financing in the time frame or amount anticipated, economic conditions or any other reason; Genzyme is unable to generate cash from strategic transactions involving its three business units, the cash generated is less than expected or the timing of one or more of the transactions is later than expected; Genzyme is unable to manufacture its products in sufficient quantities to meet demand, including because of manufacturing problems or inability to maintain or obtain regulatory approvals for its manufacturing facilities or expanded manufacturing capacity; Genzyme is not able to successfully complete clinical development and obtain regulatory approvals of its product candidates; Genzyme is not able to successfully implement cost reduction measures; and the risks and uncertainties described in Genzyme’s SEC reports filed under the Securities Exchange Act of 1934, including the factors referred to under the caption “Risk Factors” in Genzyme’s Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2010.  Genzyme cautions investors not to place substantial reliance on the forward-looking statements contained in this letter. These statements speak only as of today’s date and Genzyme undertakes no obligation to update or revise these statements.